AGREEMENT OF SUBLEASE



                                    between



                               NMU PENSION PLAN,
                                        Sublandlord



                                      and



                      COMPUTER OUTSOURCING SERVICES, INC.,
                                        Subtenant




                                   Premises:
                                   ---------

                       Portion of the Tenth (10th) Floor
                             360 West 31st Street
                              New York, New York



                              PROSKAUER ROSE LLP
                                 1585 Broadway
                           New York, New York 10036
                                (212) 969-3000

                               TABLE OF CONTENTS




        1.   Subleasing of Premises ...................................  1
        2.   Term .....................................................  1
        3.   Fixed Rent and Additional Rent ...........................  2
        4.   Subordination to and Incorporation of the Lease ..........  6
        5.   Alterations ..............................................  7
        6.   Covenants with Respect to the Lease ......................  7
        7.   Services and Repairs .....................................  8
        8.   Consents .................................................  9
        9.   Termination of Lease ..................................... 10
        10.  Sublease, Not Assignment ................................. 10
        11.  Damage, Destruction, Fire and other Casualty; Condemnation 11
        12.  No Waivers ............................................... 11
        13.  Notices .................................................. 11
        14.  Indemnity ................................................ 12
        15.  Broker ................................................... 13
        16.  Condition of the Premises ................................ 13
        17.  Consent of the Prime Landlord to this Sublease ........... 13
        18.  Assignment, Subletting and Mortgaging .................... 14
        19.  Partnership Subtenant .................................... 15
        20.  Miscellaneous ............................................ 16


        Exhibit "A"-   Floor Plan of Subleased Premises

                AGREEMENT OF SUBLEASE (this "Sublease"), made as of the 21st day of September, 1998, between NMU PENSION PLAN, an unincorporated asociation, having an office at 360 West 31st Street, New York, New York 10019 ("Sublandlord"), and COMPUTER OUTSOURCING SERVICES, INC., a New York corporation, having an office at 360 West 31st Street, New York, New York 10019 ("Subtenant").

                             W I T N E S S E T H :
                             - - - - - - - - - -

                WHEREAS, by Agreement of Lease (the "Initial Lease"), dated March, 1994, between G-H-G Realty Company (the "Prime Landlord"), as landlord, and Sublandlord, as tenant, the Prime Landlord leased to Sublandlord certain premises situated on the entire third (3rd) floor, a portion of the tenth (10th) floor, and a portion of the basement level (collectively, the "Initial Premises") as more particularly described in the Lease and located at the building (the "Building") located at 360 West 31st Street, New York, New York; and

                WHEREAS, by Amendment of Lease (the "First Amendment"), dated November 15, 1994, between Prime Landlord, as landlord, and Sublandlord, as tenant, the Prime Landlord leased to Sublandlord certain premises situated on an additional portion of the tenth (10th) floor (the "Additional Tenth Floor Premises") of the Building (collectively, the Initial Lease and the First Amendment are referred to herein as the Lease); and

                WHEREAS, Sublandlord desires to sublease to Subtenant (i) that portion of the Initial Premises consisting of a portion of the tenth
        (10th) floor of the Building, and (ii) the Additional Tenth Floor Premises (collectively, the "Subleased Premises"), as more particularly described on Exhibit A attached hereto and made a part hereof, and Subtenant desires to hire the Subleased Premises from Sublandlord on the terms and conditions contained herein.

                NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually agreed as follows:

                1. SUBLEASING OF PREMISES. Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Subleased Premises, upon and subject to the terms and conditions hereinafter set forth.

                2. TERM. The term (the "Term") of this Sublease shall commence on October 9, 1998 (the "Commencement Date") and shall terminate on December 31, 2009 (the "Expiration Date"), or on such earlier date upon which the Term shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Sublease or pursuant to law.

                3.   FIXED RENT AND ADDITIONAL RENT

                3.1. Subtenant shall pay to Sublandlord, commencing on April 9, 1999 (the "Rent Commencement Date"), in currency which at the time of payment is legal tender for public and private debts in the United States of America, as fixed rent ("Fixed Rent") during the Term, three
        (3) business days prior to the first (1st) day of each month during the Term (it being agreed that since the Rent Commencement Date occurs on a date other than the first (1st) day of a calendar month, the Fixed Rent with respect to the month of April, 1999 shall be pro-rated on a per diem basis)

                     (i) for the period commencing on the Rent Commencement Date and ending on September 30, 1999, the sum of Ninety-Three Thousand Five Hundred Eighty-Eight Dollars ($93,588.00) per annum, payable in equal monthly installments of Seven Thousand Seven Hundred Ninety-Nine Dollars ($7,799.00),

                     (ii) for the period commencing on October 1, 1999 and ending on September 30, 2000, the sum of Ninety-Six Thousand Four Hundred Twenty-Four Dollars ($96,424.00) per annum, payable in equal monthly installments of Eight Thousand Thirty-Five and 33/100 Dollars ($8,035.33),

                     (iii) for the period commencing on October 1, 2000 and ending on September 30, 2001, the sum of Ninety-Nine Thousand Three Hundred Sixteen and 72/100 Dollars ($99,316.72) per annum, payable in equal monthly installments of Eight Thousand Two Hundred Seventy-Six and 39/100 Dollars ($8,276.39),

                     (iv) for the period commencing on October 1, 2001 and ending on September 30, 2002, the sum of One Hundred Two Thousand Three Hundred Twenty-Two and 88/100 Dollars ($102,322.88) per annum, payable in equal monthly installments of Eight Thousand Five Hundred Twenty-Six and 91/100 Dollars ($8,526.91),

                     (v) for the period commencing on October 1, 2002 and ending on September 30, 2003, the sum of One Hundred Five Thousand Four Hundred Forty-Two and 48/100 Dollars ($105,442.48) per annum, payable in equal monthly installments of Eight Thousand Seven Hundred Eighty-Six and 87/100 Dollars ($8,786.87),

                     (vi) for the period commencing on October 1, 2003 and ending on September 30, 2004, the sum of One Hundred Eight Thousand Six Hundred Eighteen and 80/100 ($108,618.80) per annum, payable in equal monthly installments of Nine Thousand Fifty-One and 57/100 Dollars ($9,051.57),

                     (vii) for the period commencing on October 1, 2004 and ending on September 30, 2005, the sum of One Hundred Eleven Thousand Nine Hundred Eight and 56/100 Dollars ($111,908.56) per annum, payable in equal monthly installments of Nine Thousand Three Hundred Twenty-Five and 71/100 Dollars ($9,325.71),

                     (viii) for the period commencing on October 1, 2005 and ending on September 30, 2006, the sum of One Hundred Fifteen Thousand Three Hundred Eleven and 76/100 Dollars ($115,311.76) per annum, payable in equal monthly installments of Nine Thousand Six Hundred Nine and 31/100 Dollars ($9,609.31),

                     (ix) for the period commencing on October 1, 2006 and ending on September 30, 2007, the sum of One Hundred Eighteen Thousand Seven Hundred Seventy-One and 68/100 Dollars ($118,771.68) per annum, payable in equal monthly installments of Nine Thousand Eight Hundred Ninety-Seven and 64/100 Dollars
        ($9,897.64),

                     (x) for the period commencing on October 1, 2007 and ending on September 30, 2008, the sum of One Hundred Twenty- Two Thousand Three Hundred Forty-Five and 04/100 Dollars ($122,345.04) per annum, payable in equal monthly installments of Ten Thousand One Hundred Ninety-Five and 42/100 Dollars ($10,195.42),

                     (xi) for the period commencing on October 1, 2008 and ending on September 30, 2009, the sum of One Hundred Twenty- Six Thousand Thirty-One and 84/100 Dollars ($126,031.84) per annum, payable in equal monthly installments of Ten Thousand Five Hundred Two and 65/100 Dollars ($10,502.65), and

                     (xii) for the period commencing on October 1, 2009 and ending the Expiration Date, the sum of One Hundred Twenty- Nine Thousand Eight Hundred Thirty-Two and 08/100 Dollars ($129,832.08) per annum, payable in equal monthly installments of Ten Thousand Eight Hundred Nineteen and 34/100 Dollars
        ($10,819.34).

                3.2. (i) For each Tax Year during the Term, Subtenant shall pay to Sublandlord as and for additional rent an amount (the "Sublease Tax Payment") equal to nineteen and one-half percent (19.5%) ("Subtenant's Percentage") of the amount by which the additional basic rental with respect to Taxes payable by Sublandlord for such Tax Year, as computed by the Prime Landlord pursuant to an Escalation Statement delivered to Sublandlord in accordance with the Lease, exceeds the additional basic rental with respect to Taxes payable by Sublandlord for the Tax Year commencing July 1, 1998 and ending June 30, 1999 (the "Sublease Base Tax Year").

                     (ii) At any time during or after the Term, Sublandlord shall render to Subtenant a written statement or statements (a "Sublease Tax Statement"), together with a reproduced copy of the Escalation Statement received from the Prime Landlord for the current or next succeeding Tax Year (if theretofore issued by the Prime Landlord), showing (i) a comparison of the additional basic rental with respect to Taxes payable by Sublandlord for the Tax Year with the additional basic rental with respect to Taxes for the Sublease Base Tax Year and (ii) the amount of the Sublease Tax Payment resulting from such comparison. Subtenant shall pay to Sublandlord, in twelve (12) equal monthly installments, in advance, five (5) business days prior to the date upon which the corresponding payment is due and payable to the Prime Landlord by Sublandlord, one-twelfth (1/12th) of the Sublease Tax Payment shown on the Sublease Tax Statement, except that if at the time Sublandlord delivers a Sublease Tax Statement to Subtenant, the Sublease Tax Payment shall have accrued for a period prior to the delivery of the Sublease Tax Statement, Subtenant shall pay such accrued portion of the Sublease Tax Payment in full within fifteen (15) days after receipt of such Sublease Tax Statement. If Sublandlord shall be required to pay any additional basic rental with respect to Taxes on any other date or dates than as presently required by the Lease, then the due date of the installments of the Tax Payment shall be correspondingly accelerated or revised so that the Sublease Tax Payment (or the applicable installment thereof) is due five (5) days prior to the date the corresponding payment is due to the Prime Landlord. Sublandlord's failure to render a Sublease Tax Statement during or with respect to any Tax Year shall not prejudice Sublandlord's right to render a Sublease Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Subtenant's obligation to make Sublease Tax Payments pursuant to this Section 3.2 for such Tax Year.

                     (iii) The Sublease Tax Payment shall be prorated for any partial Tax Year in which the Term shall commence or end. If a Sublease Tax Statement is furnished to Subtenant after the commencement of the Tax Year in respect of which such Sublease Tax Statement is rendered, Subtenant shall, within fifteen (15) days thereafter, pay to Sublandlord an amount equal to the amount of any underpayment of the Sublease Tax Payment with respect to such Tax Year and, in the event of an overpayment, Sublandlord shall either pay to Subtenant or, at Sublandlord's election, credit against the next installments of Fixed Rent and payments of additional rent, the amount of Subtenant's overpayment.

                     (iv) Only the Prime Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Building. Should the Prime Landlord be successful in any such reduction proceedings and obtain a rebate for any Tax Year for which Subtenant has paid installments of the Tax Payment, Sublandlord shall either pay to Subtenant, or at Sublandlord's election, credit against the next installments of the Fixed Rent and payments of additional rent payable under this

        Sublease, an amount equal to Subtenant's Percentage of any such rebate for which Sublandlord shall receive a credit from the Prime Landlord. In the event that the assessed valuation which had been utilized in computing the Taxes payable for the Sublease Base Tax Year is reduced (as a result of settlement, final determination or legal proceedings or otherwise) then (x) the Taxes for the Sublease Base Tax Year shall be retroactively adjusted to reflect such reduction, (y) the installments of Sublease Tax Payments shall be increased accordingly, and (z) all retroactive additional rent resulting from such adjustment shall be payable by Subtenant within seven (7) days after the rendition of a bill therefor.

                3.3. If Subtenant shall fail to pay when due any installment of Fixed Rent or additional rent, Subtenant shall pay to Sublandlord, in addition to such installment of Fixed Rent or additional rent, as the case may be, as a late charge and as additional rent, a sum equal to interest at the Applicable Rate (hereinafter defined) per annum on the amount unpaid, commencing from the date such payment was due to and including the date of payment. The "Applicable Rate" shall be the rate equal to the lesser of (a) two (2) percentage points above the then current rate publicly announced by The Chase Manhattan Bank, N.A. or its successor as its "base rate" (or such other term as may be used by The Chase Manhattan Bank, N.A. from time to time for the rate presently referred to as its "base rate") or (b) the maximum rate permitted by applicable law,

                3.4. All Fixed Rent, additional rent, and all other costs, charges and sums payable by Subtenant hereunder (collectively, "Rental"), shall constitute rent under this Sublease, and shall be payable to Sublandlord at its address as set forth in Article 13 hereof, unless Sublandlord shall otherwise so direct in writing.

                3.5. Subtenant shall promptly pay the Rental as and when the same shall become due and payable without set-off, offset or deduction of any kind whatsoever, except as expressly set forth herein, and, in the event of Subtenant's failure to pay the same when due (subject to grace periods provided herein), Sublandlord shall have all of the rights and remedies provided for herein or at law or in equity, in the case of non-payment of rent.

                3.6. Sublandlord's failure during the Term to prepare and deliver any statements or bills required to be delivered to Subtenant hereunder, or Sublandlord's failure to make a demand under this Article 3 or under any other provisions of this Sublease shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender its rights to collect any additional rent which may have become due pursuant to this Article 3 during the Term. Subtenant's liability for Fixed Rent and additional rent due under this Article 3 accruing during the Term, and Sublandlord's obligation to refund overpayments of or adjustments to Fixed Rent or additional rent paid to it by Subtenant, shall survive the expiration or sooner termination of this Sublease.

                3.7. Except as otherwise provided herein, in no event shall any adjustment of any payments payable by Subtenant result in a decrease in Fixed Rent, nor shall any adjustment of any item of additional rent payable by Subtenant result in a decrease in any other item of additional rent payable by Subtenant, it being understood and agreed that the payment of any item of additional rent under this Article 3 is an obligation supplemental to Subtenant's obligations to pay Fixed Rent and any other item of additional rent.

                3.8. If a Tax Year shall end after the expiration of this Sublease, the additional rent payable by Subtenant in respect thereof shall be prorated to correspond to that portion of such Tax Year occurring within the Term.

                4.   SUBORDINATION TO AND INCORPORATION OF THE LEASE.

                4.1. This Sublease is in all respects subject and subordinate to the terms and conditions of the Lease (a true and complete copy of which has been furnished by Sublandlord to Subtenant), and to all matters to which the Lease is subject and subordinate. Subtenant shall indemnify Sublandlord for, and shall hold it harmless from and against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be sustained or incurred by Sublandlord by reason of Subtenant's failure to keep, observe or perform any of the terms, provisions, covenants, conditions and obligations on Sublandlord's part to be kept, observed or performed under the Lease to the extent same shall have been incorporated herein, or otherwise arising out of or with respect to Subtenant's use and occupancy of the Subleased Premises from and after the Commencement Date.

                4.2. Except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, or to the extent not applicable to the Subleased Premises, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, (i) except for the references to "Landlord" in the specific sections of the Lease referred to in Section 4.3 hereof, Sublandlord shall be substituted for all references to the "Landlord" under the Lease to the extent that the reference to Landlord is in its capacity as landlord under the Lease and not in any other capacity, (ii) Subtenant shall be substituted for the "Tenant" under the Lease, and (iii) Subleased Premises shall be substituted for "demised premises" under the Lease, except that the following provisions of the Lease and any references to such provisions shall be deemed deleted therefrom and shall have no force and effect as between Sublandlord and Subtenant:

                     (i) with respect to the Initial Lease: Article 1, Article 2, Section 3.01(b), Article 21, Article 24, Section 43.09,
                     Article 44, Schedule A, Schedule A-1, Schedule C, and Schedule D; and (ii) with respect to the First Amendment:
                     Section 2,  Section 3,  Section  4,  Section 5,  Section 6,
                     Section 7, Section 8, Exhibit A, Exhibit B, and Exhibit C.

                4.3.  The  references  to  "Landlord"  in the  Initial  Lease in
        Article 3,  Article  4,  Article 5,  Article  6,  Article 7,  Article 8,
        Article 10, Article 13, Article 14, Article 16, Section 22.01, Article 25, Article 31, Article 36, Article 39, Article 40, Article 42, Article 45, shall continue to refer to the Prime Landlord. The references to "Landlord" in Article 9, Article 11, Article 15, Article 17, Article 18,
        Article 19,  Article 20, Article 26, Article 27, Article 28, Article 29,
        Article 30, Article 32, Article 34, and Article 35 of the Initial Lease shall be deemed to refer collectively to the Prime Landlord and Sublandlord.

                4.4. Sublandlord represents that as of the date hereof, the Lease is in full force and effect. Sublandlord represents that Sublandlord has not received as of the date hereof any notice of default from the Landlord under the Lease, and has not, to the best of its knowledge, done or suffered or caused to be done any acts which would result in any cancellation, forfeiture, or termination of the Lease. Sublandlord covenants that Sublandlord's interest in the Lease is unencumbered.

                5. ALTERATIONS. Subtenant shall not make any alterations, installations, improvements, additions or other physical changes (other than decorative modifications) in or about the Subleased Premises ("Subtenant Alterations") without first obtaining the consent of the Prime Landlord with respect thereto. Sublandlord agrees to cooperate with Subtenant, at no cost to Sublandlord, in order to obtain such consent. Any Subtenant Alterations shall be performed by Subtenant, at Subtenant's sole cost and expense, in accordance with the applicable provisions of the Lease.

                6.   COVENANTS WITH RESPECT TO THE LEASE.

                6.1. Subtenant shall not do anything that would constitute a default under the Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause there to be a default under the Lease.

                6.2. The time limits set forth in the Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be (and each party covenants that it will do so), within three (3) days prior to the expiration of the time limit, taking into account the maximum grace period, if any, relating thereto contained in the Lease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Premises or the use or occupancy thereof after receipt of same from the Prime Landlord.

                7.   SERVICES AND REPAIRS.

                7.1. Notwithstanding anything to the contrary contained in this Sublease or in the Lease, Sublandlord shall not be required to provide any of the services that the Prime Landlord has agreed to provide, whether or not specified in Article 21 of the Lease (or required by law), or to furnish the electricity to the Subleased Premises that the Prime Landlord has agreed to furnish pursuant to the Lease (or required by law), or make any of the repairs or restorations that the Prime Landlord has agreed to make pursuant to the Lease (or required by law), or to comply with any laws or requirements of any governmental authorities, or take any other action that the Prime Landlord has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Lease, but Sublandlord agrees to use all diligent efforts, at Subtenant's sole cost and expense, to obtain the same from the Prime Landlord (provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which might give rise to a default under the Lease), and Subtenant shall rely upon, and look solely to, the Prime Landlord for the provision, furnishing or making thereof or compliance therewith. If the Prime Landlord shall default in the performance of any of its obligations under the Lease, Sublandlord shall, upon request and at the expense of Subtenant, timely institute and diligently prosecute any action or proceeding which Subtenant, in its reasonable judgment, deems meritorious, in order to have the Prime Landlord make such repairs, furnish such electricity, provide such services or comply with any other obligation of the Prime Landlord under the Lease or as required by law. Subtenant shall indemnify and hold harmless Sublandlord from and against any and all such claims arising from or in connection with such request, action or proceeding. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature, including, without limitation, reasonable attorneys' fees and disbursements, incurred in connection with any such claim, action or proceeding brought thereon. Subtenant shall not make any claim against Sublandlord for any damage which may arise, nor shall Subtenant's obligations hereunder be diminished, by reason of (i) the failure of the Prime Landlord to keep, observe or perform any of its obligations pursuant to the Lease, unless such failure is due to Sublandlord's negligence or misconduct, or (ii) the acts or omissions of the Prime Landlord, its agents, contractors, servants, employees, invitees or licensees. The provisions of this
        Article 7 shall survive the expiration or earlier termination of the Term hereof.

                7.2. It is expressly understood and agreed that (i) Subtenant shall obtain electricity (in accordance with the specifications set forth in Article 4 of the Lease, except to the extent that such electricity may be used by Sublandlord in other portions of the premises demised to Sublandlord under the Lease) from the Prime Landlord, and
        (ii) the consumption of electricity by Subtenant in the Subleased Premises shall be submetered. Sublandlord shall furnish to Subtenant a written statement (an "Electricity Statement") setting forth Sublandlord's cost of the electricity consumed by Subtenant in the Subleased Premises. Sublandlord's failure during the Term to deliver any Electricity Statement or Sublandlord's failure to make a demand for payment shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender, its rights to collect any portion of the amount listed on the Electricity Statement which may have become due during the Term. Subtenant's liability for the amount due pursuant to this Section 7.2 shall survive the expiration or sooner termination of this Sublease.

                8.   CONSENTS.

                8.1. Sublandlord agrees that whenever its consent or approval is required hereunder, or where something must be done to Sublandlord's satisfaction, it shall not unreasonably withhold or delay such consent or approval; provided, however, that whenever the consent or approval of the Prime Landlord, the lessor under a superior lease, or the mortgagee under a mortgage, as the case may be, is also required pursuant to the terms of the Lease, if the Prime Landlord, the lessor under a superior lease, or the mortgagee under a mortgage shall withhold its consent or approval for any reason whatsoever, Sublandlord shall not be deemed to be acting unreasonably if it shall also withhold its consent or approval. If the Prime Landlord shall withhold its consent or approval in connection with this Sublease or the Subleased Premises in any instance where, under the Lease, the consent or approval of the Prime Landlord may not be unreasonably withheld, Sublandlord, upon the request and at the expense of Subtenant, shall either (i) timely institute and diligently prosecute any action or proceeding which Subtenant, in its reasonable judgment, deems meritorious, in order to dispute such action by the Prime Landlord, or (ii) permit Subtenant, to the extent allowable under the Lease, to institute and prosecute such action or proceeding in the name of the Prime Landlord, provided that Subtenant shall keep Sublandlord informed of its actions and shall not take any action which might give rise to a default under the Lease.

                8.2. If Subtenant shall request Sublandlord's consent and Sublandlord has agreed, under the terms of this Sublease, that neither its consent nor its approval shall be unreasonably withheld, and Sublandlord shall fail or refuse to give such consent or approval, and Subtenant shall dispute the reasonableness of Sublandlord's refusal to give its consent or approval, Tenant may, at its option, as its sole and exclusive remedy, submit such dispute to arbitration in the City of New York under the Expedited Procedures provisions of the Commercial
        Arbitration  Rules  of  the  American  Arbitration  Association  ("AAA")
        (presently  Rules 53 through 57 and, to the extent  applicable,  Section
        19); provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Rule 54 shall be returned within five (5) days from the date of mailing; (ii) the parties shall notify the AAA by telephone, within four (4) days of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with the second paragraph of Rule 54; (iii) the Notice of Hearing referred to in Rule 55 shall be shall be four (4) days in advance of the hearing; (iv) the hearing shall be held within seven (7) days after the appointment of the arbitrator; (v) the arbitrator shall have no right to award damages; (vi) the decision and award of the arbitrator shall be final and conclusive on the parties; and (vii) the losing party shall pay the reasonable fees and expenses, if any, of both parties in connection with such arbitration, including the expenses and fees of the arbitrator selected.

                9. TERMINATION OF LEASE. If the lease is terminated by the Prime Landlord pursuant to the terms thereof with respect to all or any portion of the Subleased Premises prior to the Expiration Date for any reason whatsoever, including, without limitation, by reason of casualty or condemnation, this Sublease shall thereupon terminate with respect to any corresponding portion of the Subleased Premises, and (unless such termination of the Lease shall be as a result of Sublandlord's default thereunder or a voluntary surrender of the Subleased Premises, other than a surrender of the Subleased Premises permitted under the Lease with respect to a termination of the Lease by reason of casualty to or condemnation of the Subleased Premises or the Building) Sublandlord shall not be liable to Subtenant by reason thereof. In the event of such termination, Sublandlord shall return to Subtenant that portion of the Rental paid in advance by Subtenant with respect to such portion of the Subleased Premises, if any, prorated as of the date of such termination.

                10. SUBLEASE, NOT ASSIGNMENT. Notwithstanding anything contained herein, this Sublease shall be deemed to be a sublease of the Subleased Premises and not an assignment, in whole or in part, of Sublandlord's interest in the Lease.

                11. DAMAGE, DESTRUCTION, FIRE AND OTHER CASUALTY: CONDEMNATION. Notwithstanding any contrary provision of this Sublease or the provisions of the Lease herein incorporated by reference, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Subleased Premises, or be entitled to an abatement of Rent, additional rent or any other item of Rental, by reason of a casualty or condemnation affecting the Subleased Premises unless Sublandlord is entitled to terminate the Lease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Lease. If Sublandlord is entitled to terminate the Lease for all or any portion of the Subleased Premises by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Subleased Premises by written notice to Sublandlord given at least five (5) business days prior to the date(s) Sublandlord is required to give notice to the Prime Landlord of such termination under the terms of the Lease.

                12. NO WAIVERS. Failure by Sublandlord in any instance to insist upon the strict performance of any one or more of the obligations of Subtenant under this Sublease, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by Sublandlord of any of Subtenant's defaults or breaches hereunder or of any of Sublandlord's rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of Subtenant's obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount or manner of payment of Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or equity.

                13. NOTICES. Any notice, statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority (collectively, "Communications") shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by personal delivery, receipted by the party to whom addressed, or registered or certified mail, return receipt requested, posted in a United States post office station in the continental United States, addressed (i) to Subtenant at its address first above written, Attention: Chief Operating Officer, with a copy to Swidler Berlin Shereff Friedman, LLP, 919 Third Avenue, New York, New York 10022, Attention: Michael J. Shapiro, Esq., and (ii) to Sublandlord at its address first above written, Attention:
        Chief Operating Officer, with a copy to Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, Attention: Martin J. Oppenheimer, Esq. All such communications shall be deemed to have been given, rendered or made when delivered and receipted by the party to whom addressed, in the case of personal delivery, or three (3) days after the day so mailed. Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it.

                14.   INDEMNITY.

                14.1. Subtenant shall not do or permit any act or thing to be done upon the Subleased Premises which may subject Sublandlord to any liability or responsibility for injury, dam ages to persons or property or to any liability by reason of any violation of any requirement of law, and shall exercise such control over the Subleased Premises as to fully protect Subl andlord against any such liability. Subtenant shall indemnify and save harmless Sublandlord, the Parties (hereinafter defined) and the employees, agents and contractors of any of the foregoing (collectively, the "Indemnitees") from and against (except if due to the negligence, wilful act or omission of Sublandlord or the Parties), (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Sub tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Subleased Premises, and (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Subleased Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Subtenant or Subtenant's contractors, licensees, agents, servants, employees, invitees or visitors. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

                14.2. If any claim, action or proceeding is made or brought against Sublandlord, which claim, action or proceeding Subtenant shall be obligated to indemnify Sublandlord against pursuant to the terms of this Lease, then, upon demand by the Sublandlord, Subtenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Sublandlord's name, if necessary, by such attorneys as Sublandlord shall approve, which approval shall not be unreasonably withheld or unduly delayed. Attorneys for Subtenant's insurer are hereby deemed approved for purposes of this Section 14.2. Notwithstanding the foregoing, Sublandlord may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more, and Subtenant shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Section 14 shall survive the expiration or earlier termination of the Term hereof.

                15. BROKER. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker other than S.L. Green Leasing, Inc. ("Broker") concerning the execution and delivery of this Sublease. Each party hereto agrees to indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of its respective representations and warranties contained in this Article 15 being untrue. Sublandlord shall pay any brokerage commissions due to Broker pursuant to a separate agreement between Sublandlord and Broker. The provisions of this Article 15 shall survive the expiration or earlier termination of the Term hereof.

                16. CONDITION OF THE PREMISES. Subtenant agrees to accept the Subleased Premises in its "as is" condition on the date hereof, reasonable wear and tear between the date hereof and the Commencement Date excepted. Sublandlord has not made and does not make any representations or warranties as to the physical condition of the Subleased Premises, the use to which the Subleased Premises may be put, or any other matter or thing affecting or relating to the Subleased Premises, except as specifically set forth in this Sublease. Sublandlord shall have no obligations whatsoever to alter, improve, decorate or otherwise prepare the Subleased Premises for Subtenant's occupancy.

                17. CONSENT OF THE PRIME LANDLORD TO THIS SUBLEASE. Consent of the Prime Landlord to this Sublease Consent of the Prime Landlord to this Sublease. Subtenant hereby acknowledges and agrees that this Sublease is subject to and conditioned upon Sublandlord obtaining the written consent (the "Consent") of the Prime Landlord as provided in the Lease. Promptly following the execution and delivery hereof, Sublandlord shall submit this Sublease to the Prime Landlord. Subtenant hereby agrees that it shall cooperate in good faith with Sublandlord and shall comply with any reasonable requests made of Subtenant by Sublandlord or the Prime Landlord in the procurement of the Consent. In no event shall Sublandlord or Subtenant be obligated to make any payment to the Prime Landlord in order to obtain the Consent or the consent to any provision hereof, other than as expressly set forth in the Lease. In the event that the Prime Landlord shall not have executed and delivered the Consent within forty-five (45) days after the date of this Sublease, either party shall have the right to cancel this Sublease by written notice given to the other at any time thereafter prior to the execution and delivery of the Consent, and with the giving of such notice this Sublease shall be deemed canceled and of no further force or effect and neither party shall have any liability or obligation to the other in respect thereof.

                18.   ASSIGNMENT, SUBLETTING AND MORTGAGING.

                18.1. Subtenant shall not assign, sell, transfer (whether by operation or law or otherwise), pledge, mortgage or otherwise encumber this Sublease or any portion of its interest in the Subleased Premises, nor sublet all or any portion of the Subleased Premises or permit any other person or entity to use or occupy all or any portion of the Subleased Premises, without the prior written consent of the Prime Landlord. Provided that Subtenant shall comply with the provisions of the Lease (including, without limitation, Section 11 thereof) and this Sublease with respect to subletting, Sublandlord agrees that its consent shall not be required to a subletting of all or any portion of the Subleased Premises provided that the Prime Landlord shall consent to such subletting. Upon the request of Subtenant, Sublandlord, at Subtenant's sole cost and expense, shall request the consent of the Prime Landlord and cooperate with Subtenant in obtaining any consent.

                18.2. If this Sublease be assigned, or if the Subleased Premises or any part thereof be sublet (whether or not Sublandlord and the Prime Landlord shall have consented thereto), Sublandlord, after default by Subtenant in its obligations hereunder, may collect rent from the assignee or subtenant and apply the net amount collected to the Rental herein reserved, but no such assignment or subletting shall be deemed a waiver of the covenant set forth in this Article 18, or the acceptance of the assignee or subtenant as a tenant, or a release of Subtenant from the further performance and observance by Subtenant of the covenants, obligations and agreements on the part of Subtenant to be performed or observed herein. The consent by Sublandlord or the Prime Landlord to an assignment, sale, pledge, transfer, mortgage or subletting shall not in any way be construed to relieve Subtenant from obtaining the express consent in writing, to the extent required by this Sublease or the Lease, of Sublandlord and the Prime Landlord to any further assignment, sale, pledge, transfer, mortgage or subletting.

                18.3. Either a transfer (including the issuance of treasury stock or the creation and issuance of new stock) of a controlling interest in the shares of Subtenant (if Subtenant is a corporation, other than a professional corporation, or trust) or a transfer of a majority of the total interest in Subtenant (if Subtenant is a partnership, including a limited liability partnership, or a limited liability company) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Sublease and shall be subject to all of the provisions of this Sublease, including, without limitation, the requirements that Subtenant obtain Sublandlord's prior consent thereto. The transfer of shares of Subtenant (if Subtenant is a corporation or trust) for purposes of this Section 18.3 shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.

                19. PARTNERSHIP SUBTENANT. If Subtenant is a partnership (including, without limitation, a limited liability partnership) or a limited liability company or a professional corporation (or is comprised of two (2) or more Persons, individually or as co-partners of a partnership (including, without limitation a limited liability partnership), as members of a limited liability company or as shareholders of a professional corporation) or if Subtenant's interest in this Lease shall be assigned to a partnership (including, without limitation, a limited liability partnership) a limited liability company or a professional corporation (or to two (2) or more Persons, individually or as co-partners of a partnership, as members of a limited liability company or shareholders of a professional corporation)
        pursuant to this Sublease (any such partnership, professional corporation and such Persons are referred to in this Article 19 as "Partnership Subtenant"), the following provisions shall apply to such Partnership Subtenant: (a) the liability of each of the parties comprising Partnership Subtenant shall be joint and several; (b) each of the parties comprising Partnership Subtenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by Partnership Subtenant or any successor entity, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Subleased Premises to Sublandlord, and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Subtenant or by any of the parties comprising Partnership Subtenant; (c) any bills, state ments, notices, demands, requests or other communications given or rendered to Partnership Subtenant or to any of such parties shall be binding upon Partnership Subtenant and all such parties; (d) if Partnership Subtenant shall admit new partners, shareholders or members, as the case may be, Partnership Subtenant shall give Sublandlord notice of such event not later than ten (10) Business Days prior to the admission of such partner(s), shareholder(s) or member(s) together with an assumption agreement in form and substance satisfactory to Sublandlord pursuant to which each of such new partners, shareholders or members, as the case may be, shall, by their admission to Partnership Subtenant, agree to assume joint and several liability for the performance of all of the terms, covenants and conditions of this Lease (as the same may have been or thereafter be amended) on Subtenant's part to be observed and performed; it being expressly understood and agreed that each such new partner, shareholder or member (as the case may be) shall be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease (as the same may have been or thereafter be amended), whether or not such new partner, shareholder or member shall have executed such assumption agreement, and that neither Subtenant's failure to deliver such assumption agreement nor the failure of any such new partner or shareholder, as the case may be, to execute or deliver any such agreement to Sublandlord shall vitiate the provisions of this clause (d) of this Article 19).

                20.   MISCELLANEOUS.

                20.1. This Sublease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Sublease. Any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Sublease shall be deemed to have been waived by Sublandlord or Subtenant unless such waiver be in writing and signed by Sublandlord or Subtenant, as the case may be. The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

                20.2. In the event that any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

                20.3. The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

                20.4. Capitalized terms used herein shall have the same meanings as are ascribed to them in the Lease, unless otherwise expressly defined herein.

                20.5. This Sublease is offered to Subtenant for signa ture with the express understanding and agreement that this Sublease shall not be binding upon Sublandlord unless and until Sublandlord shall have executed and delivered a fully executed copy of this Sublease to Subtenant.

                20.6. Neither the partners comprising Sublandlord (if Sublandlord is a partnership), nor the shareholders, partners, directors or officers of Sublandlord or any of the foregoing (collectively, the "Parties") shall be liable for the performance of Sublandlord's obligations under this Sublease. Subtenant shall look solely to Sublandlord to enforce Sublandlord's obligations hereunder and shall not seek damages against any of the Parties. Subtenant shall look only to the assets of Sublandlord for the satisfaction of Subtenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Sublandlord in the event of any default by Sublandlord hereunder, and no property or assets of the Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant's remedies under or with respect to this Sublease, the relationship of Sublandlord and Subtenant hereunder or Subtenant's use or occupancy of the Subleased Premises.

                20.7. This Sublease shall be governed by and construed in accordance with the laws of the State of New York.

                IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease as of the day and year first above written.


                                NMU PENSION PLAN, Sublandlord


                                By: /S/
                                   --------------------------------
                                   Name:  WJ DENNIS
                                   Title: ADMINISTRATOR


                                COMPUTER OUTSOURCING SERVICES, INC.,
                                Subtenant


                                By: /S/
                                   --------------------------------
                                   Name:  ZACH LONSTEIN
                                   Title: CHAIRMAN/CEO

                                  EXHIBIT "A"
                                  -----------


                       FLOOR PLAN OF SUBLEASED PREMISES

        This floor plan is annexed to and made a part of this Agreement of Sublease solely to indicate the Subleased Premises by outlining and diagonal marking. All areas, conditions, dimensions and locations are approximate.